UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2007

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Forward Looking Statements

          This filing and the attached press release contain forward-looking statements. Forward-looking statements are identifiable by words or phrases indicating that Spartan Stores or its management "anticipates", "believes", "expects", "looks forward", or "plans" that a particular occurrence "will" result or occur, or similarly stated expectations. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially. The Company's ultimate ability to execute its strategies, compete effectively, and achieve long-term success is subject to a variety of uncertainties and factors. Additional information about the factors that may adversely affect these forward-looking statements are contained in Spartan Stores' reports and filings with the Securities and Exchange Commission. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release.

Item 7.01.	Regulation FD Disclosure

          On April 25, 2007, Spartan Stores, Inc. (the "Company"), issued a press release announcing that the Company has significantly expanded a distribution supply relationship with an existing distribution customer.

          A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The Exhibit is being furnished and is not "filed" with the Securities and Exchange Commission and is not incorporated by reference into any registration statement under the Securities Act of 1933.

Item 8.01.	Other Events

          On April 25, 2007, Spartan Stores, Inc. announced that it has significantly expanded its existing distribution supply relationship with Martin's Super Markets, an independent supermarket retailer headquartered in South Bend, Indiana with locations in southwest Michigan and north central Indiana. The Company's existing supply relationship will expand to include dry groceries, dairy, frozen products, and Spartan Stores private label brands in addition to the existing supply of health and beauty care products, general merchandise, and pharmacy products. The supply relationship includes all of Martin's Super Markets' 20 Indiana and Michigan based ratail grocery stores.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

	99.1	Press Release dated April 25, 2007

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2007	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated April 25, 2007